EXHIBIT 4.4.4

                                                                EXECUTION COPY








               AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

                           Dated as of March 25, 2002




                                      among



                       Foamex L.P. and Each Other Grantor

                         From Time to Time Party Hereto



                                       and



                               CITICORP USA, INC.
                               as Collateral Agent







                           Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                          New York, New York 10153-0119

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                               TABLE OF CONTENTS

                                                                                        Page

ARTICLE I.      Defined Terms.............................................................1

  Section 1.1   Definitions...............................................................1

  Section 1.2   Certaion Other Terms......................................................6

ARTICLE II.     Grant of Security Interest................................................7

  Section 2.1   Collateral................................................................7

  Section 2.2   Grant of Security Interest in Collateral..................................7

  Section 2.3   Cash Collateral Accounts..................................................8

ARTICLE III.    Representations and Warranties............................................8

  Section 3.1   Title; No Other Liens.....................................................8

  Section 3.2   Perfection and Priority...................................................9

  Section 3.3   Jurisdiction and Organization; Chief Executive Office.....................9

  Section 3.4   Inventory and Equipment...................................................9

  Section 3.5   Pledged Collateral........................................................9

  Section 3.6   Accounts.................................................................10

  Section 3.7   No Other Names...........................................................10

  Section 3.8   Intellectual Property....................................................10

  Section 3.9   Deposit Accounts; Control Accounts.......................................11

  Section 3.10  Commercial Tort Claims...................................................11

ARTICLE IV.     Covenants................................................................11

  Section 4.1   Generally................................................................11

  Section 4.2   Maintenance of Perfected Security Interest; Further Documentation........11

  Section 4.3   Changes in Locations, Name, Etc..........................................11

  Section 4.4   Pledged Collateral.......................................................12

  Section 4.5   Control Accounts; Lockbox Accounts.......................................13

  Section 4.6   Accounts.................................................................14

  Section 4.7   Delivery of Instruments and Chattel Paper................................14

  Section 4.8   Intellectual Properyt....................................................15

  Section 4.9   Vehicles.................................................................16

  Section 4.10  Payment of Obligations...................................................16

  Section 4.11  Special Property.........................................................16

  Section 4.12  Commercial Tort Claims...................................................19

ARTICLE V.      Remedial Provisions......................................................19

  Section 5.1   Code and Other Remedies..................................................19


                              TABLE OF CONTENTS
                                  (continued)

                                                                                        Page

  Section 5.2   Accounts and Payments in Respect of General Intangibles..................19

  Section 5.3   Pledged Collateral.......................................................19

  Section 5.4   Proceeds to be Turned Over to Collateral Agent.......................... 20

  Section 5.5   Registration Rights......................................................20

  Section 5.6   Deficiency...............................................................21

ARTICLE VI.     The Collateral Agent.....................................................21

  Section 6.1   Collateral Agent's Appointment as Attorney-in-Fact.......................21

  Section 6.2   Duty of Collateral Agent.................................................22

  Section 6.3   Execution of Financing Statements........................................23

  Section 6.4   Authority of Collateral Agent............................................23

ARTICLE VII.    Miscellaneous............................................................23

  Section 7.1   Amendments in Writing....................................................23

  Section 7.2   Notices..................................................................23

  Section 7.3   No Waiver by Course of Conduct; Cumulative Remedies......................23

  Section 7.4   Successors and Assigns...................................................24

  Section 7.5   Counterparts.............................................................24

  Section 7.6   Severability.............................................................24

  Section 7.7   Section Headings.........................................................24

  Section 7.8   Entire Agreement.........................................................24

  Section 7.9   Governing Law............................................................24

  Section 7.10  Additional Grantors......................................................24

  Section 7.11  Release of Collateral....................................................24

  Section 7.12  Reinstatement............................................................25

                             ANNEXES AND SCHEDULES

                Annex 1                Lockbox Agreement
                Annex 2                Control Account Agreement
                Annex 3                Pledge Amendment
                Annex 4                Joinder Agreement
                Annex 5                Short Form Copyright Security Agreement
                Annex 6                Short Form Patent Security Agreement
                Annex 7                Short Form Trademark Security Agreement

                Schedule 1             State of Incorporation; Principal Executive Office
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                              TABLE OF CONTENTS
                                  (continued)

                                                                                        Page

                Schedule 2             Pledged Collateral
                Schedule 3             Filings
                Schedule 4             Location of Inventory and Equipment
                Schedule 5             Intellectual Property
                Schedule 6             Bank Accounts; Control Accounts
                Schedule 7             Commercial Tort Claims

               AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

     AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT, dated as of March 25, 2002, by Foamex L.P. (the "Borrower") and each of the other entities listed on the signature pages hereof or which becomes a party hereto pursuant to Section
8.15 of the Credit Agreement referred to below (each a "Grantor" and, collectively, the "Grantors") in favor of Citicorp USA, Inc. ("Citicorp"), as collateral agent for the Secured Parties (as defined in the Credit Agreement referred to below) (in such capacity, the "Collateral Agent").

                              W I T N E S S E T H:

     WHEREAS, pursuant to the Credit Agreement, dated as of June 12, 1997, as amended and restated as of February 27, 1998, as further amended and restated as of June 29, 1999 and as further amended and restated as of March 25, 2002 (as further amended, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") entered into among Foamex L.P., a Delaware limited partnership (the "Borrower"), FMXI, Inc., a Delaware corporation and the managing general partner of the Borrower ("FMXI"), the financial institutions from time to time party thereto as lenders (the "Lenders"), the financial institutions from time to time party thereto as issuing banks (the "Issuing Banks"), Citicorp USA, Inc., a Delaware corporation ("Citicorp"), in its capacities as the administrative agent and the collateral agent (in such capacity, the "Collateral Agent") for the Lenders and the Issuing Banks, and The Bank of Nova Scotia, in its capacities as syndication agent and funding agent for the Lenders and the Issuing Banks, the Lenders and the Issuing Banks have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein; and

     WHEREAS, each Subsidiary Guarantor is, or, in the case of FCC, will be, after giving effect to the Transactions to be consummated on the Effective Date, a direct or indirect wholly owned Subsidiary of the Borrower;

     WHEREAS, on February 27, 1998, in connection with the Existing Credit Agreement, Foamex International entered into a Second Amended and Restated Foamex International Guaranty in favor of the Collateral Agent (as amended through the date hereof, the "Existing Foamex International Guaranty);

     WHEREAS, pursuant to the Third Amended and Restated Foamex International Guaranty, dated as of the date hereof (the "New Foamex International Guaranty"), in favor of the Collateral Agent, Foamex International has agreed (i) to affirm its obligations under the Existing Foamex International Guaranty and (ii) to enter into the New Foamex International Guaranty for the purpose of (a) amending and restating its obligations under the Existing Foamex International Guaranty and (b) guaranteeing the Obligations (whether incurred before or after the Effective Date);

     WHEREAS, on February 27, 1998, in connection with the Existing Credit Agreement, FMXI entered into an Amended and Restated Partnership Guaranty in favor of the Collateral Agent (the "Existing Partnership Guaranty");

     WHEREAS, on June 12, 1997, in connection with the Existing Credit Agreement
(i) Foamex Capital Corporation entered into a Subsidiary Guaranty in favor of the Collateral Agent (as amended through the date hereof, the "Existing Foamex Capital Subsidiary Guaranty"), (ii) Foamex Latin America, Inc. entered into a Subsidiary Guaranty in favor of the

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Collateral Agent (as amended through the date hereof, the "Existing Foamex Latin
America Subsidiary Guaranty"), (iii) Foamex Mexico, Inc. entered into a Subsidiary Guaranty in favor of the Collateral Agent (as amended through the date hereof, the "Existing Foamex Mexico Subsidiary Guaranty"), (iv) Foamex Mexico II, Inc. entered into a Subsidiary Guaranty in favor of the Collateral Agent (as amended through the date hereof, the "Existing Foamex Mexico II Subsidiary Guaranty") and (v) Foamex Asia, Inc. entered into a Subsidiary Guaranty in favor of the Collateral Agent (as amended through the date hereof, the "Existing Foamex Asia Subsidiary Guaranty"; together with the Existing Foamex Capital Subsidiary Guaranty, the Existing Foamex Latin America Guaranty,
the  Existing  Foamex  Mexico  Subsidiary  Guaranty,   the  Existing  Foamex  II
Subsidiary Guaranty, the "Existing Subsidiary Guaranties"; together with the Existing Partnership Guaranty, the "Existing Guaranties");

     WHEREAS, pursuant to the Amended and Restated Guaranty, dated as of the date hereof (the "Guaranty"), FMXI and each Subsidiary of Foamex party thereto (other than FCC) has agreed (i) to affirm each of their respective obligations under the Existing Guaranty to which it is a party and (ii) to enter into the Guaranty for the purpose of (a) amending and restating its obligations under the Existing Guaranty to which it is a party and (b) guaranteeing the Obligations (whether incurred before or after the Effective Date);

     WHEREAS, in connection with the Transactions, (i) Foamex International will make a contribution to the capital of the Borrower of all its membership interests in FCC, (ii) the Borrower will lend to FCC the proceeds of the Term E Loans for the purpose of allowing FCC to repay in full all of the obligations of FCC under the promissory note, dated February 28, 1998, made by Foamex Carpet Cushion, Inc. (a predecessor corporation to FCC) in favor of Foam Funding LLC (f/k/a Trace Foam LLC), a Delaware limited liability company, and (iii) in consideration for lending the proceeds of the Term E Loans to FCC and for making additional intercompany advances to FCC from proceeds of the Loans from and after the Effective Date for working capital and other corporate purposes, FCC has agreed to enter into the Guaranty;

     WHEREAS, on July 18, 2001, in connection with the Existing Credit Agreement
(i) the Borrower entered into an amended and restated security agreement in favor of the Collateral Agent (as amended through the date hereof, the "Existing Foamex Security Agreement"), (ii) Foamex Mexico, Inc. entered into a subsidiary security agreement in favor of the Collateral Agent (as amended through the date hereof, the "Existing Foamex Mexico Security Agreement"), (iii) Foamex Mexico II, Inc. entered into a Subsidiary Security Agreement in favor of the Collateral Agent (as amended through the date hereof, the "Existing Foamex Mexico II Security Agreement"), (iv) Foamex Latin America, Inc. entered into a Subsidiary Security Agreement in favor of the Collateral Agent (as amended through the date hereof, the "Existing Foamex Latin America Security Agreement"), (v) Foamex Capital Corporation entered into a Subsidiary Security Agreement in favor of the Collateral Agent (as amended through the date hereof, the "Existing Foamex Capital Corporation Security Agreement") and (vi) Foamex Asia, Inc. entered into a Subsidiary Security Agreement in favor of the Collateral Agent (as amended through the date hereof, the "Existing Foamex Asia Security Agreement"; together with the Existing Foamex Security Agreement, the Existing Foamex Mexico Security Agreement, the Existing Foamex Mexico II Security Agreement, the Existing Foamex Latin America Security Agreement and the Existing Foamex Capital Corporation Security Agreement, the "Existing Security Agreements");

     WHEREAS, on June 30, 1999, in connection with the Existing Credit Agreement
(i) the Borrower entered into an amended and restated pledge agreement in favor of the Collateral

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Agent  (as  amended  through  the  date  hereof,  the  "Existing  Foamex  Pledge
Agreement") and (ii) FMXI and Foamex International entered into a amended and restated partnership pledge agreement in favor of the Collateral Agent (as amended through the date hereof, the "Existing Partnership Pledge Agreement");

     WHEREAS, on June 12, 1997, in connection with the Existing Credit Agreement
(i) Foamex Capital Corporation entered into a subsidiary pledge agreement in favor of the Collateral Agent (as amended through the date hereof, the "Existing Foamex Capital Subsidiary Pledge Agreement"), (ii) Foamex Latin America, Inc. entered into a subsidiary pledge agreement in favor of the Collateral Agent (as amended through the date hereof, the "Existing Foamex Latin America Subsidiary Pledge Agreement"), (iii) Foamex Mexico, Inc. entered into a subsidiary pledge agreement in favor of the Collateral Agent (as amended through the date hereof, the "Existing Foamex Mexico Subsidiary Pledge Agreement"), (iv) Foamex Mexico II, Inc. entered into a subsidiary pledge agreement in favor of the Collateral Agent (as amended through the date hereof, the "Existing Foamex Mexico II Subsidiary Pledge Agreement") and (v) Foamex Asia, Inc. entered into a subsidiary pledge agreement in favor of the Collateral Agent (as amended through the date hereof, the "Existing Foamex Asia Subsidiary Pledge Agreement", together with the Existing Foamex Pledge Agreement, the Existing Partnership Pledge Agreement, the Existing Foamex Capital Subsidiary Pledge Agreement, the Existing Foamex Latin America Subsidiary Pledge Agreement, the Existing Foamex Mexico Subsidiary Pledge Agreement, the Existing Foamex Mexico II Subsidiary Pledge Agreement, the "Existing Pledge Agreements");

     WHEREAS, in connection with the Transactions and as a condition precedent to the obligation of the Lenders and the Issuing Banks to make their respective extensions of credit to the Borrower under the Credit Agreement, each Grantor has agreed (i) to affirm the Liens granted by it under the Existing Security Agreement and the Existing Pledge Agreement to which it is a party and (ii) to enter into this Amended and Restated Pledge and Security Agreement (this "Agreement") for the purpose of amending and restating the obligations of such Grantor under such Existing Security Agreement and Existing Pledge Agreement; and

     WHEREAS, it is the intent of the parties hereto that this Pledge and Security Agreement does not constitute a novation of the rights, obligations and liabilities of the respective parties existing under the Existing Security Agreements and the Existing Pledge Agreements and that the Liens granted thereunder shall continue in full force and effect and shall continue to secure the Obligations of the Borrower (whether incurred before or after the Effective
Date), and that this Pledge and Security Agreement amends and restates in its entirety the Existing Security Agreements and the Existing Pledge Agreements;

     NOW, THEREFORE, in consideration of the premises and to induce the Lenders, the Issuing Banks and the Administrative Agent to enter into the Credit Agreement and to induce the Lenders and the Issuing Banks to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Collateral Agent as follows:

     ARTICLE I. DEFINED TERMS

     Section 1.1 Definitions.

     (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein have the meanings given to them in the Credit Agreement.

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     (b) Terms used herein that are defined in the UCC have the  meanings  given to them in the UCC, including the following which are capitalized herein:

     "Account Debtor"
     "Accounts"
     "Chattel Paper"
     "Commercial Tort Claim"
     "Commodity Account"
     "Commodity Intermediary"
     "Deposit Account"
     "Documents"
     "Entitlement Holder"
     "Entitlement Order"
     "Equipment"
     "Financial Asset"
     "General Intangibles"
     "Instruments"
     "Inventory"
     "Investment Property"
     "Letter of Credit Right"
     "Proceeds"
     "Securities Account"
     "Securities Intermediary"
     "Security"
     "Security Entitlement"

     (c) The following terms shall have the following meanings:

     "Account Control Agreement" means the Account Control Agreement, dated as of March 30, 2001, among Foamex Carpet Cushion, Inc., the Collateral Agent and SEI Investments Management Corporation, as Securities Intermediary, as amended, supplemented or otherwise modified from time to time.

     "Additional Pledged Collateral" means all shares of, limited and/or general partnership interests in, and limited liability company interests in, and all securities convertible into, and warrants, options and other rights to purchase or otherwise acquire, stock of, either (i) any Person that, after the date of this Agreement, as a result of any occurrence, becomes a direct Subsidiary of any Grantor or (ii) any issuer of Pledged Stock, any Partnership or any LLC that are acquired by any Grantor after the date hereof; all certificates or other instruments representing any of the foregoing; all Security Entitlements of any Grantor in respect of any of the foregoing; all additional indebtedness from time to time owed to any Grantor by any obligor on the Pledged Notes and the instruments evidencing such indebtedness; and all interest, cash, instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing, provided, that, in no event shall Additional Collateral include any Excluded Equity. Additional Pledged Collateral may be General Intangibles or Investment Property.

     "Agreement" means this Amended and Restated Pledge and Security Agreement.

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     "Approved  Securities  Intermediary"  means a  Securities  Intermediary  or
Commodity Intermediary selected or approved by the Collateral Agent and with respect to which a Grantor has delivered to the Collateral Agent an executed Control Account Agreement.

     "Cash  Collateral   Account"  has  the  meaning  specified  in  the  Credit
Agreement.

     "Collateral" has the meaning specified in Section 2.1.

     "Control Account" means a Securities Account or Commodity Account maintained by any Grantor with an Approved Securities Intermediary which account is the subject of an effective Control Account Agreement, and includes all Financial Assets held therein and all certificates and instruments, if any, representing or evidencing the Financial Assets contained therein.

     "Control Account Agreement" means a letter agreement, substantially in the form of Annex 2 (with such changes as may be agreed to by the Collateral Agent), executed by the relevant Grantor, the Collateral Agent and the relevant Approved Securities Intermediary.

     "Copyright Licenses" means any written agreement naming any Grantor as licensor or licensee granting any right under any Copyright, including the grant of rights to copy, publicly perform, create derivative works, manufacture, distribute, exploit and sell materials derived from any Copyright.

     "Copyrights" means (a) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any foreign counterparts thereof and (b) the right to obtain all renewals thereof.

     "Excluded Equity" means, collectively, (i) any Voting Stock or similar equity interest of any direct Subsidiary of any Grantor, which Subsidiary is not organized under the laws of a State within the United States, in excess of 65% of the total outstanding Voting Stock or similar equity interest of such Subsidiary and (ii) any stock or similar equity interest of any indirect Subsidiary of any Grantor, which Subsidiary is not organized under the laws of a State within the United States. For the purposes of this definition "Voting Stock" means, as to any issuer, the issued and outstanding shares of each class of capital stock or other ownership interests of such issuer entitled to vote (within the meaning of Treasury Regulations ss. 1.956-2(c)(2)).

     "Excluded Property" means Special Property except and to the extent such property is of a type described in Section 9-407(a) or 9-408(a) of the UCC, and except for any Proceeds, substitutions or replacements of any Special Property (unless such Proceeds, substitutions or replacements would constitute Special Property).

     "Existing Collateral Agreements" means, collectively, the Existing Security Agreements and the Existing Pledge Agreements.

     "Guaranty" means the Amended and Restated Guaranty, dated as of March __, 2002, made by FMXI, Inc. and each of the other entities listed on the signature pages thereto in favor of the Collateral Agent.

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

     "Intellectual Property" means, collectively, all rights, priorities and privileges of any Grantor relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses and trade secrets, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

     "Intercompany Note" means any promissory note evidencing loans made by any Grantor to any of its Subsidiaries or another Grantor.

     "Lockbox Account" has the meaning specified in the Credit Agreement.

     "Lockbox Agreement" means a lockbox agreement substantially in the form of Annex 1 attached hereto.

     "Lockbox Bank" has the meaning specified in the Credit Agreement.

     "LLC" means each limited liability company in which a Grantor has an interest, including those set forth on Schedule 2.

     "LLC Agreement" means each operating agreement with respect to an LLC, as each agreement has heretofore been and may hereafter be amended, restated, supplemented or otherwise modified from time to time.

     "Partnership" means each partnership in which a Grantor has an interest, including those set forth on Schedule 2.

     "Partnership Agreement" means each partnership agreement governing a Partnership, as each such agreement has heretofore been and may hereafter be amended, restated, supplemented or otherwise modified.

     "Patents" means (a) all letters patent of the United States, any other country or region of the world or any political subdivision thereof and all reissues and extensions thereof, (b) all applications for letters patent of the United States or any other country or region of the world and all divisions, continuations and continuations-in-part thereof, and (c) all rights to obtain any reissues or extensions of the foregoing.

     "Patent Licenses" means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, have made, use, import, sell or offer for sale any invention covered in whole or in part by a Patent.

     "Pledged Collateral" means, collectively, the Pledged Notes, the Pledged Stock, the Pledged Partnership Interests, the Pledged LLC Interests, any other Investment Property (other than Excluded Equity) of any Grantor in excess of $100,000, all certificates or other instruments representing any of the foregoing and all Security Entitlements of any Grantor in respect of any of the foregoing. Pledged Collateral may be General Intangibles or Investment Property.

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     "Pledged LLC Interests" means all right,  title and interest of any Grantor as a member of any LLC and all right, title and interest of any Grantor in, to and under any LLC Agreement to which it is a party.

     "Pledged  Notes" means all right,  title and interest of any Grantor in any
Instruments  evidencing  Indebtedness  owed  to  such  Grantor,   including  all
Indebtedness described on Schedule 2 issued by the obligors named therein.

     "Pledged Partnership Interests" means all right, title and interest of any Grantor as a limited and/or general partner in all Partnerships and all right, title and interest of any Grantor in, to and under any Partnership Agreements to which it is a party.

     "Pledged Stock" means the shares of capital stock owned by each Grantor, including all shares of capital stock listed on Schedule 2; provided, however, that Pledged Stock shall not include any Excluded Equity.

     "Secured Obligations" means, (i) in the case of the Borrower, the Obligations, (ii) in the case of Foamex International, the obligations of Foamex International under the Foamex International Guaranty and the other Loan Documents to which it is a party and (iii) in the case of any Loan Party (other than the Borrower and Foamex International), the obligations of such Loan Party under the Guaranty and the other Loan Documents to which it is a party.

     "Secured Parties" means the Lenders, the Issuing Banks, the Agents and any other holder of any of the Secured Obligations.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Significant   Intellectual  Property"  means  each  item  of  Intellectual
Property owned by or licensed to a Grantor that is most significant to such Grantor's business.

     "Special Property" means:

     (a) any permit, lease, license, contract or other agreement held by any Grantor that validly prohibits the creation by such Grantor of a security interest therein;

     (b) any permit, lease, license contract or other agreement held by any Grantor to the extent that any Requirement of Law applicable thereto prohibits the creation of a security interest therein; and

     (c) Equipment owned by any Grantor that is subject to a purchase money Lien or a Capital Lease Obligation if the contract or other agreement in which such Lien is granted (or in the documentation providing for such Capital Lease Obligation) validly prohibits the creation of any other Lien on such Equipment;

in each case only to the extent, and for so long as, such permit, lease, license, contract or other agreement, or Requirement of Law applicable thereto, validly prohibits the creation of a Lien in such property in favor of the Collateral Agent (and upon the termination of such prohibition (howsoever occurring) such permit, lease, license, contract or other agreement or equipment shall cease to be "Special Property").

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

     "Trademark License" means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.

     "Trademarks" means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (b) the right to obtain all renewals thereof.

     "UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Collateral Agent's and the Secured Parties' security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

     "Vehicles" means all vehicles covered by a certificate of title law of any state.

     Section 1.2 Certain Other Terms.

     (a) The words "herein," "hereof," "hereto" and "hereunder" and similar words refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in this Agreement.

     (b) References herein to an Annex, Schedule, Article, Section, subsection or clause refer to the appropriate Annex or Schedule to, or Article, Section, subsection or clause in this Agreement.

     (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     (d) Where the context requires, provisions relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

     (e) Any reference in this Agreement to a Loan Document shall include all appendices, exhibits and schedules thereto, and, unless specifically stated otherwise, all amendments, restatements, supplements or other modifications thereto, and as the same may be in effect at any and all times such reference becomes operative.

     (f) The term "including" means "including without limitation" except when used in the computation of time periods.

     (g) The terms "Lender," "Issuing Bank," "Administrative Agent," "Collateral Agent" and "Secured Party" include their respective successors and assigns, so long as such succession or assignment does not violate any provision of the Credit Agreement.

     (h) References in this Agreement to any statute shall be to such statute as amended or modified and in effect from time to time.

     ARTICLE II. GRANT OF SECURITY INTEREST

     Section 2.1 Collateral. For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the "Collateral":

     (a) all Accounts;

     (b) all Chattel Paper;

     (c) the Cash Collateral Account;

     (d) all Concentration Accounts;

     (e) all Deposit Accounts;

     (f) all Documents;

     (g) all Equipment;

     (h) all General Intangibles;

     (i) all Instruments;

     (j) all Inventory;

     (k) all Investment Property;

     (l) all Letter of Credit Rights;

     (m) all Lockbox Accounts;

     (n) all Vehicles;

     (o) the Commercial Tort Claims described on Schedule 7 (Commercial Tort Claims) and on any supplement thereto received by the Collateral Agent pursuant to Section 4.12 (Notice of Commercial Tort Claims);

     (p) all Intellectual Property;

     (q) all books and records pertaining to the other property described in this Section 2.1;

     (r) all other goods and personal property of such Grantor whether tangible or intangible wherever located;

     (s) all property of any Grantor held by the Administrative Agent or any other Secured Party, including all property of every description, in the possession or custody of or in transit to the Administrative Agent or such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power; and

     (t) to the extent not otherwise included, all Proceeds;

provided, however, that Collateral shall not include any Excluded Equity.

     Section 2.2 Grant of Security Interest in Collateral. Each Grantor party to any of the Existing Collateral Agreements hereby confirms and acknowledges the continuance of the security interests and Liens granted by it under the Existing Collateral Agreements to which it is a party. In addition, each Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby collaterally assigns, mortgages, pledges and hypothecates to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor; provided, however, that the foregoing grant of a security interest shall not include a security interest in Excluded Property and provided, further, that if and when the prohibition which prevents the granting by such Grantor to the Collateral Agent of a security interest in such Excluded Property is removed or otherwise terminated, the Collateral Agent will be deemed to have, and at all times from and after the date hereof to have had, a security interest in such Excluded Property, as the case may be.

     Notwithstanding anything in this Section 2.2 to the contrary, the Collateral collaterally assigned, mortgaged, pledged and hypothecated by FMXI and Foamex International to the Collateral Agent for the benefit of the Secured Parties hereunder shall be limited only to the following:

     (a) all Pledged Partnership Interests now owned or hereafter acquired by FMXI or Foamex International in the Borrower as a result of exchange offers, direct investments or contributions or otherwise;

     (b) FMXI's and Foamex International's Accounts, General Intangibles and other rights to payment or reimbursement, now existing or hereafter arising or acquired, from its ownership of Pledged Partnership Interests of the Borrower;

     (c) all Investment Property now owned or hereafter acquired by FMXI or Foamex International relating to its Pledged Partnership Interests of the Borrower; and

     (d) the Proceeds of and from any and all of the foregoing.

     Section 2.3 Cash Collateral Accounts. The Collateral Agent has established the Concentration Accounts, the Cash Collateral Account and may establish one or more other Deposit Accounts and one or more Securities Accounts with such depositaries and Securities Intermediaries as it in its sole discretion shall determine. Each such account shall be in the name of the Collateral Agent (but may also have words referring to the Borrower and the account's purpose). The Borrower agrees that each such account shall be under the sole dominion and control of the Collateral Agent. The Collateral Agent shall be the entitlement holder with respect to each such Securities Account and the only Person authorized to give entitlement orders with respect thereto. Without limiting the foregoing, funds on deposit in any Cash Collateral Account may be invested in Cash Equivalents at the direction of the Collateral Agent and, except during the continuance of an Event of Default, the Collateral Agent agrees with the Borrower to issue entitlement orders for such investments in Cash Equivalents as requested by the Borrower; provided, however, that the Collateral Agent shall not have any responsibility for, or bear any risk of loss of, any such investment or income thereon. Neither the Borrower nor any other Loan Party or Person claiming on behalf of or through the Borrower or any other Loan Party shall have any right to demand payment of any of the funds held in any Cash Collateral Account at any time prior to the termination of all outstanding Letters of Credit and the payment in full of all then outstanding and payable monetary Obligations.

     ARTICLE III. REPRESENTATIONS AND WARRANTIES

     To induce the Lenders, the Issuing Banks and the Administrative Agent to enter into the Credit Agreement, each Grantor hereby represents and warrants to the Collateral Agent, the Lenders, the Issuing Banks and the other Secured Parties that:

     Section 3.1 Title; No Other Liens. Except for the Lien granted to the Collateral Agent pursuant to this Agreement and the other Liens permitted to exist on the Collateral under the Credit Agreement, such Grantor is the record and beneficial owner of the Pledged Collateral pledged by it hereunder constituting Instruments or certificated securities, is the entitlement holder of all such Pledged Collateral constituting Investment Property held in any Securities Account (unless the Collateral Agent has otherwise been declared the entitlement holder of such Pledged Collateral pursuant to the terms of this Agreement) and has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any and all Liens.

     Section 3.2 Perfection and Priority. The security interest granted pursuant to this Agreement (other than in (x) Proceeds, to the extent such a security interest may be perfected under the UCC only by possession and (y) Vehicles) will constitute a valid and continuing perfected security interest in favor of the Collateral Agent in the Collateral for which perfection is governed by the UCC or achieved by filing with the United States Copyright Office or the United States Patent and Trademark Office upon (i) the completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on such schedule, have been delivered to the Collateral Agent in completed and duly executed form), (ii) the delivery to the Collateral Agent of all Collateral consisting of Instruments and certificated securities, in each case properly endorsed for transfer to the Collateral Agent or in blank, (iii) the execution of Control Account Agreements substantially in the form of Annex 2 (with such changes as may be agreed to by the Collateral Agent) with respect to Investment Property not in certificated form, (iv) the execution of Lockbox Agreements with respect to all Deposit Accounts (other than the Cash Collateral Account), (v) all appropriate filings having been made with the United States Copyright Office and the United States Patent and Trademark Office, (vi) with respect to any Letter of Credit Rights, the consent to the assignment of proceeds of the relevant letter of credit by the issuer or any nominated person in respect thereof, except to the extent that such Letter of Credit Right is a supporting obligation (as defined in the UCC) for any Collateral), and (vii) with respect to the Cash Collateral Account, assuming it is a Securities

Account, the Collateral Agent becoming the Entitlement Holder with respect thereto. Such security interest will be prior to all other Liens on the Collateral except for (i) Liens of Securities Intermediaries and other Customary Permitted Liens which have priority over the Collateral Agent's Lien by operation of law or (ii) as otherwise as permitted under the Credit Agreement.

     Section 3.3 Jurisdiction of Organization; Chief Executive Office. On the date hereof such Grantor's jurisdiction of organization, organizational identification number, if any, and the location of such Grantor's chief executive office or sole place of business are specified on Schedule 1.

     Section 3.4 Inventory and Equipment. On the date hereof, such Grantor's Inventory and Equipment (other than mobile goods and Inventory or Equipment in transit) are kept at the locations listed on Schedule 4.

     Section 3.5 Pledged Collateral.

     (a) The  Pledged  Stock,  Pledged  Partnership  Interests  and  Pledged LLC
Interests pledged hereunder by such Grantor are listed on Schedule 2 and constitute that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 2.

     (b) All of the Pledged Stock, Pledged Partnership Interests and Pledged LLC Interests have been duly and validly issued and, in the case of Pledged Stock, are fully paid and nonassessable.

     (c) Each of the Intercompany Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

     (d) All Pledged Collateral and, if applicable, any Additional Pledged Collateral, consisting of certificated securities or Instruments has been delivered to the Collateral Agent in accordance with Section 4.4(a).

     (e) All Pledged Collateral held by a Securities Intermediary in a Securities Account is in a Control Account. On the date hereof no Grantor is the Entitlement Holder with respect to any Securities Account other than, in the case of FCC, the Securities Account that is subject to the Account Control Agreement.

     (f) Other than the Pledged Partnership Interests and the Pledged LLC Interests that constitute General Intangibles, there is no Pledged Collateral other than that represented by certificated securities or Instruments in the possession of the Collateral Agent or that consisting of Financial Assets held in a Control Account.

     Section 3.6 Accounts. No amount payable to such Grantor under or in connection with any Account is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Agent, properly endorsed for transfer, to the extent delivery is required by Section 4.4.

     Section 3.7 No Other Names. Except as set forth on Schedule 1, within the five-year period preceding the date hereof such Grantor has not had, or operated in any jurisdiction, under any trade name, fictitious name or other name other than its legal name.

     Section 3.8 Intellectual Property.

     (a) (i) Schedule 5 lists all Intellectual Property of such Grantor for which registrations have issued and/or applications for registration or issuance have been filed by such Grantor as of the date hereof, separately identifying that owned by such Grantor and that licensed to such Grantor; (ii) Schedule 5(a) lists all Significant Intellectual Property of such Grantor for which registrations have issued and/or applications for registration or issuance have been filed by such Grantor as of the date hereof, separately identifying that owned by such Grantor and that licensed to such Grantor.

     (b) On the date hereof, (i) to the knowledge of such Grantor, all Significant Intellectual Property owned by such Grantor that has been registered in or filed with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, is valid, subsisting, unexpired and enforceable, (ii) no Significant Intellectual Property owned by such Grantor has been adjudged invalid or has been adjudged abandoned and; (iii) to the knowledge of such Grantor, the use of its Significant Intellectual Property in the business of such Grantor does not infringe the intellectual property rights of any other Person.

     (c) Except as set forth in Schedule 5(a), on the date hereof, none of the Significant Intellectual Property owned by such Grantor is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

     (d) No holding, decision or judgment has been rendered by any Governmental Authority that would limit, cancel or question the validity of, or such Grantor's rights in, any Significant Intellectual Property.

     (e) Except as set forth on Schedule 5(a), no action or proceeding seeking to limit, cancel or question the validity of any Significant Intellectual Property owned by such Grantor or such Grantor's ownership interest therein is on the date hereof pending and, to the knowledge of such Grantor, no action or proceeding seeking to limit, cancel or question the validity of any Intellectual Property is threatened. Except as set forth on Schedule 5(a), there are no claims, judgments or settlements to be paid by such Grantor relating to the Significant Intellectual Property.

     Section 3.9 Lockbox Accounts; Control Accounts. The only Lockbox Accounts or Securities Accounts maintained by any Grantor on the date hereof are those listed on Schedule 6, which sets forth such information separately for each Grantor.

     Section 3.10 Commercial Tort Claims. The only existing Commercial Tort Claims of any Grantor on the date hereof with a claim value of $500,000 or more are those listed on Schedule 7, which sets forth such information separately for each Grantor.

     ARTICLE IV. COVENANTS

     As long as any of the Obligations or the Commitments remain outstanding, unless the Requisite Lenders otherwise consent in writing, each Grantor agrees with the Collateral Agent that:

     Section 4.1 Generally. Such Grantor shall (a) except for the security interest created by this Agreement, not create or suffer to exist any Lien upon or with respect to any of the Collateral, except Liens permitted under Section
9.03 of the Credit Agreement; (b) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement, any other Loan Document, any Requirement of Law or any policy of insurance covering the Collateral; (c) not sell, transfer or assign (by operation of law or otherwise) any Collateral except as permitted under the Credit Agreement; (d) except for the Loan Documents, the Senior Secured Notes and the Senior Secured Indenture, not enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Collateral if such restriction would have a Material Adverse Effect; and (e) promptly notify the Collateral Agent of its entry into any agreement or assumption of undertaking that restricts the ability to sell, assign or transfer any of the Collateral regardless of whether or not it has a Material Adverse Effect.

     Section  4.2   Maintenance   of  Perfected   Security   Interest;   Further
Documentation.

     (a) Such Grantor will maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.2 and shall defend such security interest against the claims and demands of all Persons.

     (b) Such Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

     (c) At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, as applicable, such further instruments and documents and take such further action as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statement under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby and the execution and delivery of Lockbox Agreements and Control Account Agreements in form and substance reasonably acceptable to the Collateral Agent.

     Section 4.3 Changes in Locations, Name, Etc.

     (a) Except upon 15 days' prior written notice to the Collateral Agent (other than for sub-clause (i) below, which sub-clause shall only require written notice any time prior to the change in location contemplated thereby) and delivery to the Collateral Agent of (i) all additional executed financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein and

(ii) if applicable, a written supplement to Schedule 4 showing any additional location at which Inventory or Equipment shall be kept, such Grantor will not:

          (i) permit any of the Inventory or Equipment (other than Inventory or Equipment in transit) to be kept at a location other than those listed on
     Schedule 4;

          (ii) change its jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to in
     Section 3.3; or

          (iii) change its name, identity or corporate structure to such an extent that any financing statement filed in connection with this Agreement would become misleading.

     (b) Such Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral consistent with past practice.

     Section 4.4 Pledged Collateral.

     (a) Such Grantor will (i) deliver to the Collateral Agent, all certificates and Instruments representing or evidencing any Pledged Collateral (including Additional Pledged Collateral but excluding any Instrument or Chattel Paper that is excluded from the delivery requirements of Section 4.7), whether now existing or hereafter acquired, in suitable form for transfer by delivery or, as applicable, accompanied by such Grantor's endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent, together, in respect of any Additional Pledged Collateral, with a Pledge Amendment, duly executed by the Grantor, in substantially the form of Annex 3 (a "Pledge Amendment") or such other documentation reasonably acceptable to the Collateral Agent and (ii) maintain all other Pledged Collateral constituting Investment Property in a Control Account. Such Grantor authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement. During the continuance of a Default, the Collateral Agent shall have the right, at any time in its discretion and without notice to the Grantor, to transfer to or to register in its name or in the name of its nominees any or all of the Pledged Collateral. The Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing any of the Pledged Collateral for certificates or instruments of smaller or larger denominations.

     (b) Except as provided in Article V, such Grantor shall be entitled to receive all cash dividends paid in respect of the Pledged Collateral (other than liquidating or distributing dividends) with respect to the Pledged Collateral. Any sums paid upon or in respect of any of the Pledged Collateral upon the liquidation or dissolution of any issuer of any of the Pledged Collateral, any distribution of capital made on or in respect of any of the Pledged Collateral or any property distributed upon or with respect to any of the Pledged Collateral pursuant to the recapitalization or reclassification of the capital of any issuer of Pledged Collateral or pursuant to the reorganization thereof shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of any of the Pledged Collateral shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Collateral Agent, segregated from other funds of such Grantor, as additional security for the Secured Obligations.

     (c) Except as provided in Article V, such Grantor will be entitled to exercise all voting, consent and corporate, partnership or limited liability company rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor which would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document or which would, without prior notice to the Collateral Agent, enable or permit any issuer of Pledged Collateral to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any issuer of Pledged Collateral.

     (d) Such Grantor shall not grant control over any Investment Property to any Person other than the Collateral Agent.

     (e) In the case of each Grantor which is an issuer of Pledged Collateral, such Grantor agrees to be bound by the terms of this Agreement relating to the Pledged Collateral issued by it and will comply with such terms insofar as such terms are applicable to it. In the case of each Grantor which is a partner in a Partnership, such Grantor hereby consents to the extent required by the applicable Partnership Agreement to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged Partnership Interests in such Partnership and, during the continuance of a Default, to the transfer of such Pledged Partnership Interests to the Collateral Agent or its nominee and to the substitution of the Collateral Agent or its nominee as a substituted partner in such Partnership with all the rights, powers and duties of a general partner or a limited partner, as the case may be. In the case of each Grantor which is a member of an LLC, such Grantor hereby consents to the extent required by the applicable LLC Agreement to the pledge by each other Grantor, pursuant to the terms hereof, of the Pledged LLC Interests in such LLC and to the transfer of such Pledged LLC Interests to the Collateral Agent or its nominee and to the substitution of the Collateral Agent or its nominee as a substituted member of the LLC with all the rights, powers and duties of a member of the LLC in question.

     (f) Such Grantor will not agree to any amendment of an LLC Agreement or Partnership Agreement that in any way adversely affects the perfection of the security interest of the Collateral Agent in the Pledged Partnership Interests or Pledged LLC Interests pledged by such Grantor hereunder, including any amendment electing to treat the membership interest or partnership interest of such Grantor as a security under Section 8-103 of the UCC.

     Section 4.5 Control Accounts; Lockbox Accounts.

     (a) In the event (i) such Grantor or any Approved Securities Intermediary or Lockbox Bank shall, after the date hereof, terminate an agreement with respect to the maintenance of a Control Account or Lockbox Account, as the case may be, for any reason, (ii) the Collateral Agent shall demand such termination as a result of the failure of an Approved Securities Intermediary or Lockbox Bank to comply with the terms of the applicable Control Account Agreement or Lockbox Control Agreement, or (iii) the Collateral Agent determines in its sole discretion that the financial condition of an Approved Securities Intermediary or Lockbox Bank, as the case may be, has materially deteriorated, such Grantor agrees to notify all of its obligors that were making payments to such terminated Control Account or Lockbox Account, as the case may be, to make all future payments to another Control Account or Lockbox Account, as the case may be.

     Section 4.6 Accounts.

     (a) Such Grantor will not,  other than in the ordinary  course of business,
(i) grant any extension of the time of payment of any Account, (ii) compromise or settle any Account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Account, (iv) allow any credit or discount on any Account, or (v) amend, supplement or modify any Account in any manner that could materially adversely affect the value thereof.

     (b) The Collateral Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and such Grantor shall furnish all such assistance and information as the Collateral Agent may reasonably require in connection therewith.

     Section 4.7 Delivery of Instruments and Chattel Paper. If any amount in excess of $500,000 payable under or in connection with any of the Collateral owned by such Grantor shall be or become evidenced by an Instrument or Chattel Paper, such Grantor shall immediately deliver such Instrument or Chattel Paper to the Collateral Agent, duly indorsed in a manner satisfactory to the Collateral Agent, or, if consented to by the Collateral Agent, shall mark all such Instruments and Chattel Paper with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of Citicorp USA, Inc., as Collateral Agent".

     Section 4.8 Intellectual Property.

     (a) Such Grantor (either itself or through licensees) will (i) continue to use each Trademark that is Significant Intellectual Property in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) if required by applicable Requirements of Law, use such Trademark with notices of registration and all other notices and legends, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent shall obtain a perfected security interest in such mark pursuant to this Agreement and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way or to destroy or otherwise tarnish the goodwill associated with any Trademark. Notwithstanding the foregoing, nothing herein contained shall prohibit such Grantor from causing or permitting expiration, abandonment or invalidation of any of the Intellectual Property or failing to renew, abandoning or permitting to expire any applications or registrations for any of the Intellectual Property, if, in such Grantor's reasonable good faith judgment, there is a reasonable and valid business reason for taking or omitting to take such action; provided, however, in the case of Significant Intellectual Property, the prior consent of the Collateral Agent shall be obtained prior to taking or omitting to take such action, and such consent shall not be unreasonably delayed or withheld.

     (b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act whereby any Patent which is Significant Intellectual Property may become forfeited, abandoned or dedicated to the public, without the prior consent of the Collateral Agent which shall not be unreasonably delayed or withheld.

     (c) Such Grantor (either itself or through licensees) (i) will not (and will not permit any licensee or sublicensee thereof to) do any act, or omit to do any act, whereby any portion of the Copyrights which is Significant Intellectual Property may become invalidated or otherwise impaired and (ii) will not (either itself or through licensees) do any act whereby any portion of the Copyrights which is Significant Intellectual Property may fall into the public domain, without the prior consent of the Collateral Agent which shall not be unreasonably delayed or withheld.

     (d) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any trade secret which is Significant Intellectual Property may become publicly available or otherwise unprotectable, without the prior consent of the Collateral Agent which shall not be unreasonably delayed or withheld.

     (e) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any Significant Intellectual Property to infringe the intellectual property rights of any other Person, without the prior consent of the Collateral Agent which shall not be unreasonably delayed or withheld.

     (f) Such Grantor will notify the Collateral Agent immediately if it knows, or has reason to know, that any application or registration relating to any Significant Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, right to use, interest in, or the validity of, any Significant Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

     (g) Whenever such Grantor, either by itself or through any agent, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or outside the United States, such Grantor shall report such filing to the Collateral Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Collateral Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Collateral Agent may request to evidence the Collateral Agent's security interest in any United States Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

     (h) Such Grantor will take all reasonable actions necessary or requested by the Collateral Agent, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of any Copyright, Trademark or Patent that is Significant Intellectual Property, including filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition and interference and cancellation proceedings unless such Grantor obtains the prior consent of the Collateral Agent to not take such actions, such consent not be unreasonably withheld.

     (i) In the event that such Grantor has knowledge that any Significant Intellectual Property is infringed upon or misappropriated or diluted by a third party, such Grantor shall notify the Collateral Agent promptly after such Grantor learns thereof. Such Grantor shall take appropriate action in response to such infringement, misappropriation or dilution, including promptly bringing suit for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation of dilution, and shall take such other actions may be appropriate in its reasonable judgment under the circumstances to protect such Significant Intellectual Property.

     (j) Unless otherwise agreed to by the Collateral Agent, such Grantor will execute and deliver to the Collateral Agent for filing in (i) the United States Copyright Office a short-form copyright security agreement in the form attached hereto as Annex 5, (ii) in the United States Patent and Trademark Office a short-form patent security agreement in the form attached hereto as Annex 6 and
(iii) the United States Patent and Trademark Office a short-form trademark security agreement in form attached hereto as Annex 7.

     Section 4.9 Vehicles. Upon the reasonable request of the Collateral Agent, within 45 days after the date of such request and, with respect to any Vehicles acquired by such Grantor subsequent to the date of any such request, within 45 days after the date of acquisition thereof, such Grantor shall file all applications for certificates of title/ownership indicating the Collateral Agent's first priority security interest in the Vehicle covered by such certificate, and any other necessary documentation, in each office in each jurisdiction which the Collateral Agent shall deem advisable to perfect its security interests in the Vehicles.

     Section 4.10 Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies (other than maintenance payments for Patents, to the extent that such Grantor is permitted to abandon such Patent in accordance with the terms of the Loan Documents) imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies) against or with respect to the Collateral, except that no such tax, assessment, charge or levy need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

     Section 4.11 Special Property. Each Grantor shall from time to time at the request of the Collateral Agent give written notice to the Collateral Agent identifying in reasonable detail the Special Property (and stating in such notice that such Special Property constitutes "Excluded Property") and shall provide to the Collateral Agent such other information regarding the Special Property as the Collateral Agent may reasonably request and, from and after the Closing Date, no Grantor shall permit to become effective in any document creating, governing or providing for any permit, lease or license, a provision that would prohibit the creation of a Lien on such permit, lease, license or equipment in favor of the Collateral Agent unless such Grantor believes, in its reasonable judgment, that such prohibition is usual and customary in transactions of such type).

     Section 4.12 Commercial Tort Claims. Such Grantor agrees that, if it shall acquire any interest in any Commercial Tort Claim with a claim value of $500,000 or more

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

(whether from another Person or because such Commercial Tort Claim shall have come into existence), (i) such Grantor shall promptly deliver to the Collateral Agent, in each case in form and substance reasonably satisfactory to the Collateral Agent, a notice of the existence and nature of such Commercial Tort Claim and deliver a supplement to Schedule 7 containing a specific description of such Commercial Tort Claim, (ii) the provision of Section 2.1 (Collateral) shall apply to such Commercial Tort Claim and (iii) such Grantor shall execute and deliver to the Collateral Agent, in each case in form and substance reasonably satisfactory to the Collateral Agent, any certificate, agreement and other document, and take all other action, deemed by the Collateral Agent to be necessary or appropriate for the Collateral Agent to obtain, on behalf of the Lenders, a first-priority, perfected security interest in all such Commercial Tort Claims. Any supplement to Schedule 7 delivered pursuant to this Section
4.12 shall become part of Schedule 7 for all purposes hereunder.

     ARTICLE V. REMEDIAL PROVISIONS

     Section 5.1 Code and Other Remedies. During the continuance of an Event of Default but subject, with respect to the Concentration Accounts, to Sections 3.01(b)(x) and 3.06(b) of the Credit Agreement, the Collateral Agent may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the extent permitted by applicable law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Collateral Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Agent's request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Collateral Agent shall, to the extent consistent with the terms of the Intercreditor Agreement, apply the net proceeds of any action taken by it pursuant to this Section 5.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and any other Secured Party hereunder, including reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Credit Agreement shall prescribe, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any other Secured Party arising out of the exercise by them of any rights hereunder, except to the extent arising out of the gross negligence or willful misconduct of the Collateral Agent or such other Secured Party. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

     Section 5.2 Accounts and Payments in Respect of General Intangibles.

     (a) If required by the Collateral Agent at any time during the continuance of an Event of Default, any payments of Accounts or payments in respect of General Intangibles, when collected by any Grantor, shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in the Cash Collateral Account or in any deposit account as the Collateral Agent shall reasonably deem necessary to establish, subject to withdrawal by the Collateral Agent as provided in Section 5.4. Until so turned over, such payments shall be held by such Grantor in trust for the Collateral Agent, segregated from other funds of such Grantor. Each such deposit of Proceeds of Accounts and payments in respect of General Intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

     (b) At the Collateral Agent's request, during the continuance of an Event of Default, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts or payments in respect of General Intangibles, including all original orders, invoices and shipping receipts.

     (c) The Collateral Agent may, without notice, at any time during the continuance of an Event of Default, limit or terminate the authority of a Grantor to collect its Accounts or amounts due under General Intangibles or any thereof.

     (d) The Collateral Agent in its own name or in the name of others may at any time during the continuance of an Event of Default communicate with Account Debtors to verify with them to the Collateral Agent's satisfaction the existence, amount and terms of any Accounts or amounts due under any General Intangibles.

     (e) Upon the request of the Collateral Agent at any time during the continuance of an Event of Default, each Grantor shall notify Account Debtors that the Accounts or General Intangibles have been collaterally assigned to the Collateral Agent and that payments in respect thereof shall be made directly to the Collateral Agent. In addition, the Collateral Agent may at any time during the continuance of an Event of Default enforce such Grantor's rights against such Account Debtors and obligors of General Intangibles.

     (f) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts and payments in respect of General Intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any agreement giving rise to an Account or a payment in respect of a General Intangible by reason of or arising out of this Agreement or the receipt by the Collateral Agent nor any other Secured Party of any payment relating thereto, nor shall the Collateral Agent nor any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any agreement giving rise to an Account or a payment in respect of a General Intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

     Section 5.3 Pledged Collateral.

     (a) During the continuance of an Event of Default, upon notice by the Collateral Agent to the relevant Grantor or Grantors, (i) the Collateral Agent shall have the right to receive any and all Proceeds of the Pledged Collateral and make application thereof to the Secured Obligations in the order set forth in the Credit Agreement and in accordance with the terms of the Intercreditor Agreement, and (ii) to the extent applicable with respect to the particular Pledged Collateral, the Collateral Agent or its nominee may exercise (A) all voting, consent, corporate and other rights pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate, partnership or limited liability company structure of any issuer of Pledged
Collateral, the right to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

     (b) In order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Collateral Agent an irrevocable proxy to vote all or any part of such Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of such Pledged
Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any such Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.

     (c) Each Grantor hereby expressly authorizes and instructs each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from the Collateral Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that such issuer shall be fully protected in so complying and (ii) unless otherwise expressly permitted hereby, pay any

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

dividends or other payments with respect to the Pledged Collateral directly to the Collateral Agent.

     Section 5.4 Proceeds to be Turned Over To Collateral Agent. All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in the Cash Collateral Account or in any deposit account as the Collateral Agent shall reasonably deem necessary to establish. All Proceeds while held by the Collateral Agent in the Cash Collateral Account (or by such Grantor in trust for the Collateral Agent) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Credit Agreement and in accordance with the Intercreditor Agreement.

     Section 5.5 Registration Rights.

     (a) If the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Collateral, other than the Pledged Notes, pursuant to
Section 5.1, and if in the opinion of the Collateral Agent it is necessary or advisable to have such Pledged Collateral, or any portion thereof to be registered under the provisions of the Securities Act, the relevant Grantor will cause the issuer thereof to (i) execute and deliver, and cause the directors and officers of such issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Collateral Agent, necessary or advisable to register such Pledged Collateral, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of such Pledged Collateral, or that portion thereof to be sold and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Collateral Agent shall reasonably designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

     (b) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all such Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise or may determine that a public sale is impracticable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of such Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such issuer would agree to do so.

     (c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of such Pledged Collateral pursuant to this Section 5.5 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 5.5 will cause irreparable injury to the Collateral Agent and other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section
5.5 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants (to the extent permitted by applicable law) except for a defense that no Event of Default has occurred under the Credit Agreement or that the Secured Obligations have been paid in full.

     Section 5.6 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any other Secured Party to collect such deficiency.

     ARTICLE VI. THE COLLATERAL AGENT

     Section 6.1 Collateral Agent's Appointment as Attorney-in-Fact.

     (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

          (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or General Intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise reasonably deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Account or General Intangible or with respect to any other Collateral whenever payable;

          (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Collateral Agent's security interest in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby;

          (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

          (iv) execute, in connection with any sale provided for in Section 5.1 or 5.5, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

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

          (v) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (G) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine, including without limitation the execution and filing of any documents necessary to effectuate and/or record such assignment; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's and the other Secured Parties' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 6.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall be continuing.

     (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

     (c) The reasonable expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Revolving Loans that are Base Rate Loans under the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

     (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

     Section 6.2 Duty of Collateral Agent. The Collateral Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent's interest in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers. The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

     Section 6.3 Execution of Financing Statements. Each Grantor authorizes the Collateral Agent to file or record financing statements (including continuations thereof and any new financing statement containing a description of the Collateral granted hereunder as "all assets") and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

     Section 6.4 Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

     ARTICLE VII. MISCELLANEOUS

     Section 7.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 13.07 of the Credit Agreement and the Intercreditor Agreement.

     Section 7.2 Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 13.08 of the Credit Agreement; provided, however, that any such notice, request or demand to or upon any Grantor not party to the Credit Agreement shall be addressed to such Grantor in care of the Borrower at the address for the Borrower referred to in Section 13.08 of the Credit Agreement.

     Section 7.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent nor any other Secured Party shall by any act (except by a written

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

instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     Section 7.4 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent and each other Secured Party and their successors and assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

     Section 7.5 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same agreement.

     Section 7.6 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 7.7 Section Headings. The Article and Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not part of the agreement of the parties hereto.

     Section 7.8 Entire Agreement. This Agreement together with the other Loan Documents represents the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

     Section 7.9 Governing Law. This agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

     Section 7.10 Additional Grantors. If, pursuant to Section 8.15 of the Credit Agreement, the Borrower shall be required to cause any Subsidiary that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to the Collateral Agent a Joinder Agreement in the form of Annex 4 and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date.

     Section 7.11 Release of Collateral.

     (a) At the time provided in Section 12.09(c)(i)(A) of the Credit Agreement, the Collateral shall be released from the Lien created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral of such Grantor held by the Collateral Agent hereunder and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

     (b) If any of the Collateral shall be sold or disposed of by any Grantor in a transaction permitted by the Credit Agreement, the Collateral so sold or disposed of shall be released from the Lien created hereby to the extent provided in Section 12.09(c)(i)(B) of the Credit Agreement and, in connection therewith, the Collateral Agent, at the request and sole expense of the Borrower, shall execute and deliver to the Borrower all releases or other documents reasonably necessary or desirable for the release of the Lien created hereby on such Collateral. At the request and sole expense of the Borrower, a Grantor shall be released from its obligations hereunder and the Lien granted by such Grantor pursuant to the terms of this Agreement on the Collateral shall be released in the event that all the capital stock of such Grantor shall be so sold or disposed; provided, however, that the Borrower shall have delivered to the Collateral Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

     Section 7.12 Reinstatement. Each Grantor further agrees that, if any payment made by any Loan Party or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Secured Party to such Loan Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender, such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Grantor in respect of the amount of such payment.

     Section 7.13 Effectiveness. On the Effective Date, the Existing Collateral Agreements shall be amended and restated in their entirety by this Agreement and the Existing Collateral Agreements shall thereafter be of no force and effect except as to evidence the grant of the Lien by each Loan Party party thereto in favor of the Collateral Agent. This Agreement does not constitute a novation of the rights, obligations and liabilities of the respective parties existing under the Existing Collateral Agreements and Liens granted to the Collateral Agent thereunder shall remain in full force and effect and shall continue to secure the Secured Obligations of such Grantor (whether incurred before or after the Effective Date).

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

     IN WITNESS WHEREOF, each of the undersigned has caused this Pledge and Security Agreement to be duly executed and delivered as of the date first above written.

                                   GRANTORS:

                                   Foamex L.P.

                                   By:  FMXI, Inc.
                                        its Managing General Partner

                                   By:  /s/ George L. Karpinski
                                        -----------------------------
                                        Name:  George L. Karpinski
                                        Title: Vice President


                                   Foamex International Inc.

                                   By:  /s/ George L. Karpinski
                                        -----------------------------
                                        Name:  George L. Karpinski
                                        Title: Senior Vice President


                                   FMXI, Inc.
                                   Foamex Capital Corporation
                                   Foamex Carpet Cushion LLC
                                   Foamex Latin America, Inc.
                                   Foamex Mexico, Inc.
                                   Foamex Mexico II, Inc.
                                   Foamex Asia, Inc.

                                   By:  /s/ George L. Karpinski
                                        -----------------------------
                                        Name:  George L. Karpinski
                                        Title: Vice President

Acknowledged and agreed to
as of the date first above written:

CITICORP USA, INC., as Collateral Agent


By:  /s/ James R. Williams
     --------------------------
     Name:  James R. Williams
     Title: Vice President


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